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                                                                   Exhibit 10.18

                      AMENDMENT NO. 2 TO ROYALTY AGREEMENT
                      ------------------------------------


         This AMENDMENT NO. 2 TO ROYALTY AGREEMENT ("Amendment") is entered into as of October 29, 2002 by and between MED ENCLOSURES, LLC, a Nevada limited liability company ("MEL"), and CTM GROUP, INC., a Nevada corporation ("CTM"), with reference to the following facts and on the following terms and conditions:

                                  R E C I T A L
                                  -------------

         A. The parties hereto have previously entered into that certain Royalty Agreement dated July 28, 2000, as amended by that certain Amendment No. 1 to Royalty Agreement dated July 13, 2001 (together, the "Royalty Agreement").

         B. The parties hereto desire to amend the Royalty Agreement to increase the percentage royalty due thereunder.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

         1. Section 1 of the Royalty Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section 1:

         "1. ROYALTY PAYMENT. MEL shall pay CTM, or its assigns, the following:

                  (a) a royalty equal to 2.5% of the Net Sales (as defined herein) of MEL from the sale of any product that would, except for this agreement, infringe a claim in the First Myers Patent, either directly or contributorily, or which would induce infringement of the First Myers Patent. For purposes of this Section 1(a), the term "First Myers Patent" shall refer to the U.S. Patent No. 5,486,195.

                  (b) a royalty equal to 2.5% of the Net Sales of MEL from the sale of any product that would, except for this agreement, infringe a claim in the Second Myers Patent, either directly or contributorily, or which would induce infringement of the Second Myers Patent. For purposes of this Section 1(b), the term "Second Myers Patent" shall refer to the U.S. Patent No. 5,941,897.

                  (c) a royalty equal to 2.5% of the Net Sales of MEL from the sale of any product that would, except for this agreement, infringe a claim in the Third Myers Patent, either directly or contributorily, or which would induce infringement of the Third Myers Patent. For purposes of this Section 1(c), the term "Third Myers Patent" shall refer to the U.S. Patent No. 5,725,551.

                  (d) For purposes of this Agreement, the term "Net Sales" shall mean gross receipts actually collected by MEL less deductions for any and all allowances given such as advertising, return allowance, quantity and cash discounts and all sales and excise taxes, duties, transport and handling charges actually paid out."

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         2. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3. Except as set forth in this Amendment, all other provisions of the Royalty Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                               MED ENCLOSURES, LLC,
                               A NEVADA LIMITED LIABILITY COMPANY

                               By: CPC of America, Inc., a Nevada corporation, Its Manager



                                    By:      /S/ ROD A. SHIPMAN
                                        ------------------------------
                                             Rod A. Shipman, President


                               CTM GROUP, INC.,
                               A NEVADA CORPORATION



                               By:     /S/ LANCE KERNESS
                                   -------------------------
                                    Lance Kerness, President



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